Exhibit 10.24

                              INVESTOR RELATIONS &
                           FINANCIAL PUBLIC RELATIONS
                              CONSULTING AGREEMENT

This Investor Relation/Financial Public Relations Agreement, made this 15th day of December 2002 by and between: SLS INTERNATIONAL, INC. ("COMPANY") and WORLDWIDE FINANCIAL MARKETING, INC. located at 10 Fairway Drive, Deerfield Beach, Florida 33441, engaged in providing investor relations & financial public relations services (hereinafter referred to as "CONSULTANT").

WITNESSETH THAT:

         WHEREAS, the COMPANY requires financial public relations services and desires to employ CONSULTANT to provide such services as an independent contractor consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement:

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT. The COMPANY hereby appoints CONSULTANT as its investor relations/financial public relations counsel and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. TERM. The term of this Agreement shall begin on DECEMBER 15TH, 2002 and shall terminate on DECEMBER 15TH, 2003, prior cancellation shall require a 60 day written cancellation notice by either party.

3. SERVICES.

         (a) CONSULTANT shall act, generally, as a financial public relations counsel, essentially acting (1) as liaison between the COMPANY and its shareholders; (2) as advisor to the COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between the COMPANY and such persons; and (3) as advisor to the COMPANY with respect to communications and information (e.g., interviews, press releases, shareholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information with the exception of Due Diligence Packages.

         (b) CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the financial media and the public generally.

         (c) CONSULTANT, in providing the foregoing services, shall be responsible for all costs of providing the services, including out-of-pocket expenses for postage, delivery service (e.g., Airborne Express), but not preparation of all Due Diligence Packages.

         (d) CONSULTANT shall not be required to perform any investment banking related activities on behalf of COMPANY as a condition of this Agreement. For the purposes of this Agreement, investment banking activities shall be defined as being any of the following: The location, negotiation and/or securing of any public or private debt for COMPANY; the location, negotiation and/or securing of any public or private equity for COMPANY; the production of any documentation that is to be utilized for the purposes and activities as relating to the activities described above; any other activities as may normally be associated with the practice of investment banking. IT IS HEREBY ACKNOWLEDGED BY THE

COMPANY THAT CONSULTANT IS NOT BEING COMPENSATED OR ENGAGED TO RAISE CAPITAL FOR THE COMPANY NOR SOLICATION NOR OFFERING FOR SALE THE SECURITIES OF THE COMPANY.

4. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly CONSULTANT agrees:

         (a) CONSULTANT shall NOT release any financial or other information or data about the COMPANY without the consent and approval of the COMPANY, signatures on press release; are necessary by COMPANY counsel.

         (b) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and the format or agenda of such meeting and the COMPANY may elect to have a representative of the COMPANY attend at such meeting.

         (c) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity, or group if CONSULTANT is aware that such information or data has not been generally released or promulgated.

         (d) After notice by the COMPANY of filing for a proposed public offering of securities of the COMPANY, and during any period of restriction on publicity, CONSULTANT shall not engage in any public efforts not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

         (e) CONSULTANT shall comply with and make all necessary disclosure as required under the federal securities laws, including but not limited to, sections 17(a) and 17(b) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934.

5. DUTIES OF COMPANY

         (a) COMPANY shall supply CONSULTANT, on a regular and timely basis with all approved data and information about the COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would effect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

         (b) COMPANY shall promptly supply CONSULTANT; with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT'S assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other members of the financial community; and with all product/services brochures, sales materials or accessible through EDGAR.

         (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement or the sale of securities and of any other event which triggers any restrictions on publicity.

         (d) COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

6. REPRESENTATION AND INDEMNIFICATION.

         (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such representation in disseminating such information and otherwise performing its public relations functions.

         (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information, and data supplied by the COMPANY.

         (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from, any claims, demands, suits, loss, damages, etc., arising out of CONSULTANT'S refinance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless CONSULTANT has been negligent in fulfilling the duties and obligations hereunder.

7. COMPENSATION.

         CONSULTANT, in providing the foregoing services shall be responsible for all costs incurred except the COMPANY will be responsible for the mailing of investor packages. Compensation for above services shall be 300,000 restricted shares due upon signing of agreement.

         (a) For all special services, not within the scope of this Agreement, COMPANY shall pay CONSULTANT such fee as, and when, the parties shall determine in advance of performance of the special services provided that COMPANY has agreed to the special services.

         (b) CONSULTANT represents that he is acquiring these shares for investment purposes only, and not with a view towards resale or distribution. CONSULTANT further represents that he is not acting as an underwriter with respect to the shares acquired under the terms of this Agreement.

8. ATTORNEY FEES. Should either party default in the terms or conditions of this Agreement and suit be filed in the State of Florida, as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal.

9. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

10. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.

11. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to the principal office of the party being notified.

12. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the State of Florida. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

WORLDWIDE FINANCIAL MARKETING, INC.

By: /s/ Floyd J. Stumpf                   Date: 12/15/02
   --------------------------
Floyd J. Stumpf - CEO


SLS INTERNATIONAL, INC.

By: /s/ John Gott                         Date: 12/15/02
    --------------------------
John Gott - President